UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2017

Sealand Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55172	45-2416474
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1722 South Coast Hwy. Oceanside, CA 92054

(Address of Principal Executive Offices) (Zip Code)

800 688 0501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 29, 2016 and September 30, 2016, the Company completed the sale of $350,000 of face value of Convertible Promissory Notes (the “Notes”) to two accredited investors due 3 years from each date thereof (the “Maturity Date”) . These notes bear interest at the rate of 8% per annum with a late payment interest rate of 13% per annum. The notes are convertible into an aggregate of 350,000 shares of the Company’s $0.001 par value common shares (the “Share(s)”) at the option of the shareholders thereof at the lesser of $1.00 per share or 90% of the purchase price of any offering or issuance of common shares by the Company prior to the Maturity Date. Note subscribers also received a ten-year warrant to purchase one Share for each dollar amount of Notes subscribed for by such subscriber for $1.50 per Share for an aggregate of 350,000 Shares.

The Notes require the Company to become current in its filings with the SEC on or before January 31, 2017 unless such date is extended by agreement of the holders of the Notes.

The principal and interest of the Notes is personally guaranteed by A. Stone Douglass, the Company’s new CEO. Mr. Douglass guarantee is secured by a security agreement and UCC-1 filing granting Mr. Douglass a lien on all of the Company’s assets.

Due to delays in completion of the Company’s Forms 10-K and 10-Q caused by unresolved accounting issues involving the Company’s wholly owned Danish operating subsidiary, the Company failed to file the reports necessary to become current in its filings with the SEC by March 31, 2017 as required by the first Amendment the Notes. On March 31, 2017 the Company and the three noteholders cured this default by mutually agreeing to extend the date to become current with the SEC to April 30, 2017 by executing the attached Note Amendment. In consideration of the Note subscribers’ agreement to extend the compliance period to April 30, 2017, the Company reduced the exercise price of the Warrants attached to the Notes from $1.50 to $1.00.

From March 20 to March 27, 2017 the Company’s CEO traveled to Denmark again to meet with management of the Company’s wholly owned subsidiary to expedite completion of the resolution of the all outstanding accounting issues and the concomitant filing of the Company’s required reports under the Exchange Act. Management believes that the Company will be current in all of its required SEC periodic reports on or before April 30, 2017.

Due to delays in completion of the Company’s Forms 10-K and 10-Q caused by unresolved accounting issues involving the Company’s wholly owned Danish operating subsidiary, the Company failed to file the reports necessary to become current in its filings with the SEC by April 30, 2017 as required by the second Amendment the Notes. On April 30, 2017, the Company and its Noteholders cured this default by mutually agreeing to extend the date to become current with the SEC to May 31, 2017 by executing the attached Note Amendment. In consideration of the Note subscribers’ agreement to extend the compliance period to May 31, 2017, the Company agreed to modify the term of the warrants in Notes to 120% of their original numbers.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Third Note Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sealand Natural Resources, Inc.

By	/s/ Stone Douglass
Name:	Stone Douglass
Title:	Chief Executive Officer

Date: May 11, 2017